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                                  Exhibit 4.6

                            TRANSWITCH CORPORATION

                     Non-Qualified Stock Option Agreement
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          TranSwitch Corporation, a Delaware corporation (the "Company"), hereby grants as of __________, 199_ to ___________ (the "Optionee"), an option to purchase a maximum of ________ shares (the "Option Shares") of its Common Stock, $.001 par value ("Common Stock"), at the price of $________ per share, on the following terms and conditions:

          1.  Grant Under Second Amended and Restated 1995 Stock Plan.  This
              -------------------------------------------------------
option is granted pursuant to and is governed by the Company's Second Amended and Restated 1995 Stock Plan (the "Plan") and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan. Determinations made in connection with this option pursuant to the Plan shall be governed by the Plan as it exists on this date.

          2.  Grant as Non-Qualified Option; Other Options.  This option shall
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be treated for federal income tax purposes as a Non-Qualified Option (rather than an incentive stock option). This option is in addition to any other options heretofore or hereafter granted to the Optionee by the Company or any Related Corporation (as defined in the Plan), but a duplicate original of this instrument shall not effect the grant of another option.

          3.  Vesting of Option if Business Relationship Continues.  If the
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Optionee has continued to serve the Company or any Related Corporation in the capacity of an employee, officer, director or consultant (such service is described herein as maintaining or being involved in a "Business Relationship with the Company") on the following dates, the Optionee may exercise this option for the number of shares of Common Stock set opposite the applicable date:

                           [INSERT VESTING SCHEDULE]

The foregoing rights are cumulative and, while the Optionee continues to maintain a Business Relationship with the Company, may be exercised up to and including the date which is ten (10) years from the date this option is granted. All of the foregoing rights are subject to Sections 4 and 5, as appropriate, if the Optionee ceases to maintain a Business Relationship with the Company dies, becomes disabled or undergoes dissolution while involved in a Business Relationship with the Company.

          4.  Termination of Business Relationship.
              ------------------------------------

              (a) Termination Other than for Cause:  If the Optionee's Business
                  --------------------------------
Relationship with the Company is terminated, other than by reason of death, disability or dissolution as defined in Section 5 or termination for Cause as defined in Section 4(c), no further installments of this option shall become exercisable, and this option shall terminate after the
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passage of ninety (90) days from the date the Business Relationship ceases, but in no event later than the scheduled expiration date. In such a case, the Optionee's only rights hereunder shall be those which are properly exercised before the termination of this option.

              (b) Termination for Cause:  If the Optionee's Business
                  ---------------------
Relationship with the Company is terminated for Cause (as defined in Section 4(c)), this option shall terminate upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

              (c) Definition of Cause:  "Cause" shall mean conduct involving one
                  -------------------
or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company or Related Corporation in accordance with the terms or requirements of the Optionee's Business Relationship with the Company; (ii) disloyalty, gross negligence, willful misconduct, dishonesty or breach of fiduciary duty to the Company or Related Corporation; (iii) the commission of an act of embezzlement or fraud;
(iv) deliberate disregard of the rules or policies of the Company or Related Corporation which results in direct or indirect loss, damage or injury to the Company or Related Corporation; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or Related Corporation; or
(vi) the commission of an act which constitutes unfair competition with the Company or Related Corporation or which induces any customer or supplier to break a contract with the Company or Related Corporation.

          5.  Death; Disability; Dissolution.
              ------------------------------

              (a) Death:  If the Optionee is a natural person who dies while
                  -----
involved in a Business Relationship with the Company, this option may be exercised, to the extent otherwise exercisable on the date of his or her death, by the Optionee's estate, personal representative or beneficiary to whom this option has been assigned pursuant to Section 9, at any time within 180 days after the date of death, but not later than the scheduled expiration date.

              (b) Disability:  If the Optionee is a natural person whose
                  ----------
Business Relationship with the Company is terminated by reason of his or her disability (as defined in the Plan), this option may be exercised, to the extent otherwise exercisable on the date the Business Relationship was terminated, at any time within 180 days after such termination, but not later than the scheduled expiration date.

              (c) Effect of Termination:  At the expiration of such 180-day
                  ---------------------
period provided in paragraph (a) or (b) of this Section 5 or the scheduled expiration date, whichever is the earlier, this option shall terminate and the only rights hereunder shall be those as to which the option was properly exercised before such termination.

              (d) Dissolution:  If the Optionee is a corporation, partnership,
                  -----------
trust or other entity that is dissolved, is liquidated, becomes insolvent or enters into a merger or acquisition with respect to which the Optionee is not the surviving entity, at a time when the Optionee is involved in a Business Relationship with the Company, this option shall immediately terminate
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as of the date of such event, and the only rights hereunder shall be those as to which this option was properly exercised before such dissolution or other event.

          6.  Partial Exercise.  This option may be exercised in part at any
              ----------------
time and from time to time within the above limits, except that this option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of stock subject to this option and cash in lieu of a fractional share must be paid, in accordance with Paragraph 13(G) of the Plan, to permit the Optionee to exercise completely such final installment. Any fractional share with respect to which an installment of this option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this option and shall be available for later purchase by the Optionee in accordance with the terms hereof.

          7.  Payment of Price.  (a) The option price shall be paid in the
              ----------------
following manner:

                 (i)    in United States dollars in cash or by check;

                 (ii) in the discretion of the Board of Directors/Committee, subject to paragraph 7(b) below, through delivery of shares of Common Stock having a fair market value (determined by the Board of Directors of the Company or a committee appointed by the Board) equal as of the date of the exercise to the cash exercise price of the Option;

                 (iii) in the discretion of the Board of Directors/Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest applicable Federal rate, as defined in Section 1274(d) of the Code,

                 (iv) in the discretion of the Board of Directors/Committee, consistent with applicable law, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the participant's direction at the time of exercise; or

                 (v) in the discretion of the Board of Directors/Committee, by any combination of (i), (ii), (iii) and (iv) above.


              (b) Limitations on Payment by Delivery of Common Stock:  If the
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Optionee delivers Common Stock held by the Optionee ("Old Stock") to the Company in full or partial payment of the option price, and the Old Stock so delivered is subject to restrictions or limitations imposed by agreement between the Optionee and the Company, an equivalent number of Option Shares shall be subject to all restrictions and limitations applicable to the Old Stock to the extent that the Optionee paid for the Option Shares by delivery of Old Stock, in addition to
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any restrictions or limitations imposed by this Agreement. Notwithstanding the foregoing, the Optionee may not pay any part of the exercise price hereof by transferring Common Stock to the Company unless the Optionee has owned such Common Stock free of any substantial risk of forfeiture for at least six months.

     8.   Method of Exercising Option.  Subject to the terms and conditions of
          ---------------------------
this Agreement, this option may be exercised by written notice to the Company, at its principal executive office, or to such transfer agent as the Company shall designate. Such notice shall state the election to exercise this option and the number of Option Shares for which it is being exercised and shall be signed by the person or persons so exercising this option. Such notice shall be accompanied by payment of the full purchase price of such shares, and the Company shall deliver a certificate or certificates representing such shares as soon as practicable after the notice shall be received. Such certificate or certificates shall be registered in the name of the person or persons so exercising this option (or, if this option shall be exercised by the Optionee and if the Optionee shall so request in the notice exercising this option, shall be registered in the name of the Optionee and another person jointly, with right of survivorship). In the event this option shall be exercised, pursuant to
Section 5 hereof, by any person or persons other than the Optionee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this option.

     9.   Option Not Transferable.  This option is not transferable or
          -----------------------
assignable except by will or by the laws of descent and distribution or pursuant to a valid domestic relations order. Except as set forth in the previous sentence, during the Optionee's lifetime, only the Optionee can exercise this option.

     10.  No Obligation to Exercise Option.  The grant and acceptance of this
          --------------------------------
option imposes no obligation on the Optionee to exercise it.

     11.  No Obligation to Continue Business Relationship.  Neither the Plan,
          -----------------------------------------------
this Agreement, nor the grant of this option imposes any obligation on the Company or any Related Corporation to continue to maintain a Business Relationship with the Optionee.

     12.  No Rights as Stockholder until Exercise.  The Optionee shall have no
          ---------------------------------------
rights as a stockholder with respect to the Option Shares until the date of issuance of a stock certificate to the Optionee. Except as is expressly provided in the Plan with respect to certain changes in the capitalization and stock dividends of the Company, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

     13.  Capital Changes and Business Successions.  The Plan contains
          ----------------------------------------
provisions covering the treatment of options in a number of contingencies such as stock splits and mergers. Provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.
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     14.  Withholding Taxes.  If the Company or any Related Corporation in its
          -----------------
discretion determines that it is obligated to withhold any tax in connection with the exercise of this option, the vesting or transfer of the Option Shares acquired on the exercise of this option, or the making of a distribution or other payment with respect to the Option Shares, the Optionee hereby agrees that the Company or any Related Corporation may withhold from the Optionee's wages or other remuneration the appropriate amount of tax. At the discretion of the Company or Related Corporation, the amount required to be withheld may be withheld in cash from such wages or other remuneration or in kind from the Common Stock or other property otherwise deliverable to the Optionee on exercise of this option. The Optionee further agrees that, if the Company or Related Corporation does not withhold an amount from the Optionee's wages or other remuneration sufficient to satisfy the withholding obligation of the Company or Related Corporation, the Optionee will make reimbursement on demand, in cash, for the amount underwithheld.

     15.  Provision of Documentation to Optionee.  By signing this Agreement the
          --------------------------------------
Optionee acknowledges receipt of a copy of this Agreement and a copy of the Plan.

     16.  Miscellaneous.
          -------------

          (a) Notices:  All notices hereunder shall be in writing and shall be
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deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, to the address set forth below. The addresses for such notices may be changed from time to time by written notice given in the manner provided for herein.

          (b) Entire Agreement; Modification:  This Agreement constitutes the
              ------------------------------
entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement. This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties.

          (c) Severability:  The invalidity, illegality or unenforceability of
              ------------
any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

          (d) Successors and Assigns:  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth in Section 9 hereof.

          (e) Governing Law:  This Agreement shall be governed by and
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interpreted in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof. The preceding choice of law provision shall apply to all claims, under any theory whatsoever, arising out of the relationship of the parties contemplated herein.

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     IN WITNESS WHEREOF, the Company and the Optionee have caused this instrument to be executed as of the date first above written.

                                  TranSwitch Corporation
                                  8 Progress Drive
                                  Shelton, Connecticut 06484
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Optionee

                                  By:
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Print Name of Optionee            [Name of officer]


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Street Address                    Title


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City         State  Zip Code